Exhibit 99.1

Logiq Appoints Silicon Valley MarTech Senior Executive, Steven J. Hartman, as Chief Product Officer and Makes Other Key Appointments

New York, NY – November 10, 2020 – Logiq, Inc. (OTCQX: LGIQ), a global provider of award-winning eCommerce and Fintech solutions, has appointed and promoted four executives to new or existing positions.

•	Steven J. Hartman has joined Logiq as its new chief product officer, succeeding Eddie Foong.
•	Foong has been appointed to the new position of vice president of product for AppLogiq, Logiq’s award-winning mobile app builder, which he has been overseeing for several years.
•	Daniel Urbino has been promoted to chief operating officer of Logiq, succeeding John MacNeil. Urbino previously served as chief operating officer of DataLogiq, a leading e-Commerce platform acquired by Logiq in January of this year.
•	MacNeil has been appointed to the new position of chief of staff of Logiq and will continue to serve as company director. He will be responsible for ensuring success in all areas of the company's operations, particularly those involving cross-functional, organization-wide activities. He will also be involved in identification, execution, and integration of M&As in collaboration with the company’s business units and finance teams.

“These new appointments and promotions better position us for continued rapid growth and global expansion,” stated Logiq CEO, Tom Furukawa. “They reflect our continued evolution from primarily an eCommerce services company to a leading global innovator of data-driven consumer intelligence and marketing technology platform with operations around the world.”

“Steve’s global marketing technology experience will play an important role in helping us achieve the full potential of new major industry partnerships, like our recently announced exclusive strategic alliance with KMSB and new partnership with ShopeePay,” added Furukawa. “His deep experience in enterprise software and marketing technology will also play a critical role with integration after we complete our acquisition of Fixel AI, a leading innovator in AI-powered digital marketing technology.”

Hartman commented: “I’m excited to join the leadership team at Logiq at this pivotal time in the company’s global growth and development. I look forward to further strengthening our product and marketing technologies companywide that now cover the full spectrum, from mobile commerce and fintech solutions for micro-, small- and medium-sized businesses to AI-powered customer acquisitions for major enterprises and brands.”

Executive Bios

Steven J. Hartman is a product and marketing executive with over 25 years of experience in enterprise software and marketing at major technology companies, including Yahoo!, IBM, Acxiom, Kenshoo, The Rubicon Project, and Siebel Systems.

He served as vice president of global marketing at Kenshoo, a digital advertising platform that connects marketers and customers across search, social and e-Commerce channels. For Kenshoo, he instituted marketing programs that increased topline growth, reduced marketing spend and grew the bottom line. Prior to Kenshoo, he served as vice president of marketing at Viglink (now Sovrn), an outbound-traffic monetization service for publishers, forums, and bloggers.

He served as vice president of product marketing at Acxiom (now LiveRamp Holdings), a SaaS-based data connectivity platform. At Acxiom, he co-led product positioning and awareness of the LiveRamp acquisition, a data connectivity platform acquired by Acxiom. Before Acxiom, he served as vice president of marketing at The Rubicon Project, where he led its global marketing.

He held several senior level product and marketing roles at Yahoo! and IBM. At Yahoo!, he managed a product management team that successfully launched and grew the company’s display advertising platform. At IBM, he developed and executed multi-touch marketing campaigns for Tivoli’s line of J2EE-based solutions that generated $285 million in annual revenue.

An accomplished MarTech innovator, Hartman is named on several technology patents covering programmatic advertising, private exchange, and inventory ad tagging innovations. He holds a Bachelor of Science with Honors in Industrial Engineering from Purdue University.

Eddie Foong has over 17 years of experience in IT, sales and marketing and operations. He was CTO at a RFID technology company that developed and changed Singapore National Library Books borrowing system island-wide. He is also an IBM Award recipient and holds a Bachelor of Engineering, first-class honors, from University of Strathclyde, U.K.

John MacNeil has more than 30 years of experience in the financial services and technology industries. He has advised technology, financial technology and renewable energy companies on strategic relationships, financial forecasting, investor relations and capital formation. He previously served as a portfolio manager for technology funds at Schroders Investment Management. He holds a Bachelor of Electrical Engineering from University of Connecticut and an MBA from Columbia Business School.

Daniel Urbino has over a decade of experience in corporate finance and accounting, strategy and operations, working with startups to large publicly traded companies with over $2 billion in annual revenue. Prior to Loqiq, Urbino served as chief operating officer of ConversionPoint Technologies, a leading eCommerce technology platform for direct-to-consumer performance marketing, where he played a key role in several M&A transactions including the sale of two subsidiaries. Prior to ConversionPoint, Urbino served in a senior leadership role for a division of VCA that was responsible for approximately $400 million in annual revenue. He holds a Bachelor of Arts from the University of California, Santa Barbara and an MBA from the University of Southern California. He is a certified public accountant in the State of California.

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its AppLogiq™ platform-as-a-service enables small-and-medium sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia.

The company’s subsidiary, DataLogiq, provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services. For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. Logiq cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Logiq 's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Logiq or its affiliates that any of its plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Logiq’s business, including, without limitation: the fitness of Logiq’s products and services for a particular application or market, expectations of future events, business trends, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in Logiq’s prior press releases and in its filings with the Securities and Exchange Commission (“SEC”), including under the heading "Risk Factors" in Logiq’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Logiq undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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